UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): June 26, 2015

001-33635 (Commission file number)

TAXUS CARDIUM PHARMACEUTICALS GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0075787
(State of incorporation)	(IRS Employer Identification No.)

11750 Sorrento Valley Rd., Suite 250 San Diego, California 92121	(858) 436-1000
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On June 25, 2015, Taxus Cardium Pharmaceuticals Group Inc. (“Taxus Cardium”) held its Annual Meeting of Stockholders. At the meeting, approximately 78% of the outstanding shares of our voting stock were represented in person or by proxy. The first proposal voted upon was the election of four Class III Directors, each to serve until the next annual meeting of stockholders held to elect Class III Directors. Directors are elected by a plurality. The four persons nominated by our Board of Directors received the following votes and were elected:

Name	For
Christopher J. Reinhard	5,217,435
Murray H. Hutchison	5,255,942
John F. Wallace	5,256,280
Wei-Wei Zhang	1,646,238

The second proposal voted upon was ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. The proposal received the following votes and was approved:

For	9,369,644
Against	500,341
Abstain	83,122

ITEM 8.01 OTHER EVENTS.

The Annual Meeting of Stockholders held on June 25, 2015. The investor presentation for the annual meeting of stockholders is available at Taxus Cardium’s website at http://phx.corporate- ir.net/phoenix.zhtml?c=77949&p=irol- presentations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIUM THERAPEUTICS, INC.

Date: June 26, 2015	By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard Chief Executive Officer